SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 30, 2016

AIR INDUSTRIES GROUP
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788
(Address of Principal Executive Offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Sale of Unregistered Equity Securities.

On November 30, 2016, Air Industries Group (the “Company”) issued a total of 438,770 shares of its Series A Convertible Preferred Stock (“Series A Preferred Stock”) to holders of its 12% Subordinated Convertible Notes due December 31, 2018 (the “Notes”) upon the automatic conversion of the principal amount of, and accrued interest on, the Notes at the rate of $10.00 per share.  The issuance of the shares was exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).The certificates evidencing the shares are endorsed with the customary Securities Act restrictive legend.

The Board of Directors of the Company has determined that the dividend payable as of December 15, 2016, on the outstanding shares of its Series A Preferred Stock shall be paid in additional shares of Series A Preferred to holders of record as of December 1, 2016. The total number of shares of Series A Preferred Stock issuable in payment of the dividend is 60,380 shares (the “PIK Shares”).  After giving effect to the payment of the dividend, the Company will have 1,201,454 shares of Series A Preferred Stock outstanding. The issuance of the PIK Shares is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The certificates evidencing the PIK Shares will be endorsed with the customary Securities Act restrictive legend.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2016

AIR INDUSTRIES GROUP

By:	/s/ Daniel R. Godin
Daniel R. Godin
President and Chief Executive Officer